Exhibit 99.1
FOR IMMEDIATE RELEASE

COMPANY CONTACT:	PRESS CONTACT:
Kristina McMenamin	Guy Lawrence
W. P. Carey & Co. LLC	Ross & Lawrence
212-492-8995	212-308-3333
kmcmenamin@wpcarey.com	gblawrence@rosslawpr.com
W. P. Carey Announces Fourth Quarter and Year-End 2009 Financial Results
New York, NY — February 25, 2010 — Investment firm W. P. Carey & Co. LLC (NYSE: WPC) today reported financial results for the fourth quarter and year ended December 31, 2009.
QUARTERLY AND YEAR-END RESULTS
•	Cash flows from operating activities for the year ended December 31, 2009 increased to $74.5 million from $63.2 million for the prior year.

•	Adjusted cash flow from operating activities for the year ended December 31, 2009 increased to $93.9 million, compared to $89.4 million for 2008.

•	Total revenues net of reimbursed expenses for the fourth quarter of 2009 were $48.2 million, compared to $51.6 million for the fourth quarter of 2008. Total revenues net of reimbursed expenses for the year ended December 31, 2009 were $187.2 million, compared to $197.4 million for 2008. Reimbursed expenses are excluded from total revenues because they have no impact on net income.

•	Net income for the fourth quarter of 2009 was $23.0 million, compared to $21.9 million for the same period in 2008. For the year ended December 31, 2009, net income was $69.0 million, compared to $78.0 million for 2008.

•	For the fourth quarter of 2009, funds from operations, as adjusted (AFFO), were $33.7 million or $0.83 per diluted share, compared to $33.8 million or $0.84 per diluted share for the same period in 2008. AFFO for the year ended December 31, 2009 was $122.9 million or $3.09 per diluted share, compared to $124.5 million or $3.09 per diluted share for 2008.

•	During 2009, we recorded impairment charges of $10.4 million. We currently estimate that our affiliated CPA® REITs will record impairment charges aggregating approximately $170.0 million during 2009, which reduced the amount of income we recognize from these equity investments by approximately $11.5 million for the year. We received approximately $14.2 million in cash distributions from our equity ownership in the CPA® REITs for the year ended December 31, 2009.

•	Further information concerning AFFO and adjusted cash flow from operating activities, non-GAAP supplemental performance metrics, is presented in the accompanying tables.
INVESTMENT, FUNDRAISING AND FINANCING ACTIVITY
•	Investment volume, for our own portfolio and on behalf of the CPA® REITs, for the year ended December 31, 2009 was $547.7 million, compared to $457.0 million for 2008. International investments comprised 36% of our total investments during 2009, as compared to 46% during 2008, and we expect that international transactions will continue to form a significant portion of the investments we structure.
•	In the fourth quarter, we closed four transactions on behalf of the CPA® REITs: a $15.0 million sale leaseback with OBI Group, which is our fourth transaction with this German DIY retailer; a $45.0 million acquisition of US Oncology’s corporate headquarters; a $33.0 million acquisition of Mori Seiki’s North American headquarters; and a $51.0 million sale leaseback with Spanish food retailer Eroski, which was the first tranche of a total $104.0 million transaction that we completed in February 2010.
•	We continue to raise investor capital through our latest CPA® REIT offering, CPA®:17 — Global, so that we may take advantage of attractive investment opportunities that we believe are afforded by the current market environment. To date, CPA®:17 — Global has raised more than $850.0 million of its up-to $2.0 billion offering. Generally, our month over month fundraising increased in 2009; we raised $141.5 million in the fourth quarter, which represented an increase of 98%, 41% and 14% over the first, second and third quarters of 2009, respectively.

•	We have begun to see some improvements in the financing markets and have been successful on refinancing maturing debt or obtaining financing for new transactions. During 2009, W. P. Carey and our CPA® REITs secured approximately $358.5 million in debt financings, including a $120.0 million loan with the Bank of China, New York Branch for The New York Times Company’s Midtown Manhattan headquarters that was purchased in March 2009.
ASSETS UNDER MANAGEMENT
•	W. P. Carey is the advisor to the CPA® REITs, which had real estate assets of approximately $8.0 billion and total assets of approximately $8.4 billion as of December 31, 2009.
•	As of December 31, 2009, the occupancy rate of our 14 million square foot owned portfolio was approximately 94%. In addition, for the 92 million square feet owned by the CPA® REITs, the occupancy rate was approximately 97%.
DISTRIBUTIONS
•	The Board of Directors raised the quarterly cash distribution to $0.502 per share for the fourth quarter of 2009, marking our 35th consecutive distribution increase. In addition, as a result of an increase in our 2009 taxable income, the Board declared a special distribution of $0.30 per share in the fourth quarter. Both distributions were paid on January 15, 2010 to shareholders of record as of December 31, 2009.
Gordon DuGan, President and CEO of W. P. Carey, said, “During 2009, we were able to raise funds, structure attractive investments, finance acquisitions, refinance maturing debt and effectively manage our existing property portfolios. Consequently, despite the many challenges that continued to impact the markets and our tenants, we succeeded in generating stable cash flow and in turn, continued to pay out increasing distributions to our investors.
“We are excited for the opportunities 2010 holds; with CPA®:17 funds raised now exceeding $850.0 million, we continue to see strong investor preference for long term income producing investments, and as a result, we feel we are well positioned to maintain our role as a leading provider of long term capital to creditworthy corporations and property owners worldwide.”
CONFERENCE CALL & WEBCAST
Please call at least 10 minutes prior to call to register.
Time: Thursday, February 25, 2010 at 1:00 PM (ET)
Call-in Number: 800-860-2442
(International) +1-412-858-4600
Webcast: www.wpcarey.com/earnings
Podcast: www.wpcarey.com/podcast
Available after 4:00 PM (ET)
Replay Number: 877-344-7529
(International) +1-412-317-0088
Replay Passcode: 437628#
Replay Available until March 11, 2010 at midnight ET.

W. P. Carey & Co. LLC
W. P. Carey & Co. LLC (NYSE: WPC) is an investment management company that provides long term sale leaseback and build to suit financing for companies worldwide and manages a global investment portfolio approaching $10.0 billion. Through its CPA® series of income-generating, non-traded REITs, W. P. Carey helps companies and private equity firms unlock capital tied up in real estate assets. The W. P. Carey Group’s investments are highly diversified, comprising contractual agreements with approximately 275 long-term corporate obligors spanning 28 industries and 15 countries. http://www.wpcarey.com.
Individuals interested in receiving future updates on W. P. Carey via e-mail can register at www.wpcarey.com/alerts.
This press release contains forward-looking statements within the meaning of the Federal securities laws. A number of factors could cause the Company’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact the Company, reference is made to the Company’s filings with the Securities and Exchange Commission.

W. P. CAREY & CO. LLC
Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Years ended December 31,
	2009	2008	2007

Revenues
Asset management revenue	$76,621	$80,714	$83,051
Structuring revenue	23,273	20,236	78,175
Wholesaling revenue	6,550	5,129	27
Reimbursed costs from affiliates	48,715	41,179	13,782
Lease revenues	65,493	70,696	70,207
Other real estate income	15,224	20,670	12,714

	235,876	238,624	257,956

Operating Expenses
General and administrative	(62,615)	(62,590)	(61,846)
Reimbursable costs	(48,715)	(41,179)	(13,782)
Depreciation and amortization	(23,624)	(24,428)	(24,247)
Property expenses	(8,128)	(7,259)	(5,908)
Other real estate expenses	(7,308)	(8,196)	(7,690)
Impairment charges	(9,525)	(473)	(420)
Provision for settlement	—	—	(29,979)

	(159,915)	(144,125)	(143,872)

Other Income and Expenses
Other interest income	1,714	2,884	6,842
Income from equity investments in real estate and CPA® REITs	13,425	14,198	18,357
Gain on sale of investment in direct financing lease	—	1,103	—
Other income and (expenses)	7,317	1,444	3,114
Interest expense	(15,189)	(18,858)	(20,266)

	7,267	771	8,047

Income from continuing operations before income taxes	83,228	95,270	122,131
Provision for income taxes	(22,793)	(23,521)	(51,739)

Income from continuing operations	60,435	71,749	70,392

Discontinued Operations
Income from operations of discontinued properties	3,331	7,394	5,825
Gains on sale of real estate, net	7,701	—	15,486
Impairment charges	(899)	(538)	(2,914)

Income from discontinued operations	10,133	6,856	18,397

Net Income	70,568	78,605	88,789
Add: Net loss (income) attributable to noncontrolling interests	713	950	(4,781)
Less: Net income attributable to redeemable noncontrolling interests	(2,258)	(1,508)	(4,756)

Net Income Attributable to W. P. Carey Members	$69,023	$78,047	$79,252

Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$1.48	$1.82	$1.74
Income from discontinued operations attributable to W. P. Carey members	0.26	0.18	0.34

Net income attributable to W. P. Carey members	$1.74	$2.00	$2.08

Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey members	$1.49	$1.80	$1.71
Income from discontinued operations attributable to W. P. Carey members	0.25	0.17	0.34

Net income attributable to W. P. Carey members	$1.74	$1.97	$2.05

Weighted Average Shares Outstanding
Basic	39,019,709	39,202,520	38,113,857

Diluted	39,712,735	40,221,112	39,868,208

Amounts Attributable to W. P. Carey Members
Income from continuing operations, net of tax	$58,890	$71,191	$66,249
Income from discontinued operations, net of tax	10,133	6,856	13,003

Net income	$69,023	$78,047	$79,252

W. P. CAREY & CO. LLC
Consolidated Statements of Cash Flows
(in thousands)

	Years ended December 31,
	2009	2008	2007
Cash Flows — Operating Activities
Net income	$70,568	$78,605	$88,789
Adjustments to net income:
Depreciation and amortization including intangible assets and deferred financing costs	24,476	27,197	27,321
(Income) loss from equity investments in real estate and CPA® REITs in excess of distributions received	(2,258)	1,866	(2,296)
Straight-line rent adjustments	2,223	2,227	2,972
Gains on sale of real estate and investment in direct financing lease	(7,701)	(1,103)	(15,827)
Gain on lease termination	—	(4,998)	—
Gain on extinguishment of debt	(6,991)	—	—
Allocation of earnings to profit sharing interest	3,900	—	—
Management income received in shares of affiliates	(31,721)	(40,717)	(55,535)
Unrealized (gain) loss on foreign currency transactions, warrants and securities	(174)	2,656	(1,659)
Realized gain on foreign currency transactions and other	(257)	(2,250)	(1,332)
Impairment charges	10,424	1,011	3,334
Stock-based compensation expense	9,336	7,278	5,551
Decrease in deferred acquisition revenue receivable	25,068	48,266	16,164
Increase in structuring revenue receivable	(11,672)	(10,512)	(55,897)
(Decrease) increase in income taxes, net	(9,276)	(8,079)	1,796
(Decrease) increase in settlement provision	—	(29,979)	29,979
Net changes in other operating assets and liabilities	(1,401)	(8,221)	4,111

Net cash provided by operating activities	74,544	63,247	47,471

Cash Flows — Investing Activities
Distributions received from equity investments in real estate and CPA® REITs in excess of equity income	39,102	19,852	17,441
Capital contributions made to equity investments in real estate	(2,872)	(1,769)	(3,596)
Purchases of real estate and equity investments in real estate	(39,632)	(201)	(80,491)
Capital expenditures	(7,775)	(14,051)	(15,987)
Proceeds from sales of real estate, net investment in direct financing lease and securities	43,487	5,062	42,214
Proceeds from transfer of profit sharing interest	21,928	—	—
Funds placed in escrow in connection with the sale of property	(36,132)	—	(19,515)
Funds released from escrow in connection with the sale of property	—	636	19,410
Loans to affiliates	—	—	(8,676)
Proceeds from repayment of loans to affiliates	—	—	8,676
VAT refunded on purchase of real estate	—	3,189	—
Payment of deferred acquisition revenue to affiliate	—	(120)	(524)

Net cash provided by (used in) investing activities	18,106	12,598	(41,048)

Cash Flows — Financing Activities
Distributions paid	(78,618)	(87,700)	(71,608)
Contributions from noncontrolling interests	2,947	2,582	1,703
Distributions to noncontrolling interests	(5,505)	(5,607)	(8,168)
Purchase of noncontrolling interests	(15,380)	—	—
Distributions to profit sharing interest	(5,645)	—	—
Scheduled payments of mortgage principal	(9,534)	(9,678)	(16,072)
Proceeds from credit facilities	150,500	129,300	182,781
Prepayments of credit facilities	(148,518)	(111,572)	(102,000)
Proceeds from mortgage financing	42,495	10,137	6,602
Prepayments of mortgage principal	(13,974)	—	(13,090)
Proceeds from loans from affiliates	1,625	—	7,569
Repayment of loans from affiliates	(1,770)	(7,569)	—
Funds placed in escrow in connection with financing	—	(400)	—
Payment of financing costs, net of deposits refunded	(862)	(375)	(1,350)
Proceeds from issuance of shares	1,507	23,350	20,682
Windfall tax benefits associated with stock-based compensation awards	143	2,156	1,939
Repurchase and retirement of shares	(10,686)	(15,413)	(25,525)

Net cash used in financing activities	(91,275)	(70,789)	(16,537)

Change in Cash and Cash Equivalents During the Year
Effect of exchange rate changes on cash	276	(394)	143

Net increase (decrease) in cash and cash equivalents	1,651	4,662	(9,971)
Cash and cash equivalents, beginning of year	16,799	12,137	22,108

Cash and cash equivalents, end of year	$18,450	$16,799	$12,137

W. P. CAREY & CO. LLC
Financial Highlights (Unaudited)
(in thousands, except share and per share amounts)
These financial highlights include non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations — as adjusted (“AFFO”) and adjusted cash flow from operating activities. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures is provided on the following pages.

	Three months ended December 31,			Years ended December 31,
	2009	2008	2007	2009	2008	2007
EBITDA
Investment management	$18,892	$13,079	$(3,906)	$54,179	$61,805	$91,145
Real estate ownership	20,883	23,238	31,123	77,674	84,408	88,228

Total	$39,775	$36,317	$27,217	$131,853	$146,213	$179,373

AFFO
Investment management	$16,802	$11,415	$(14,281)	$55,550	$49,119	$69,169
Real estate ownership	16,871	22,412	17,192	67,326	75,331	64,097

Total	$33,673	$33,827	$2,911	$122,876	$124,450	$133,266

EBITDA Per Share (Diluted)
Investment management	$0.47	$0.32	$(0.10)	$1.36	$1.54	$2.29
Real estate ownership	0.52	0.58	0.78	1.96	2.10	2.21

Total	$0.99	$0.90	$0.68	$3.32	$3.64	$4.50

AFFO Per Share (Diluted)
Investment management	$0.41	$0.28	$(0.36)	$1.39	$1.22	$1.73
Real estate ownership	0.42	0.56	0.43	1.70	1.87	1.61

Total	$0.83	$0.84	$0.07	$3.09	$3.09	$3.34

Adjusted Cash Flow From Operating Activities
Adjusted cash flow				$93,880	$89,385	$84,241

Adjusted cash flow per share (diluted)				$2.36	$2.22	$2.11

Distributions declared per share				$1.996	$1.955	$1.878

Payout ratio (distributions per share/adjusted cash flow per share)				85%	88%	89%

W. P. CAREY & CO. LLC
Financial Results — Adjusted for Comparability (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended December 31,			Years ended December 31,
	2009	2008	2007	2009	2008	2007
Net Income
Net income	$22,986	$21,900	$6,013	$69,023	$78,047	$79,252

Net income per share (diluted)	$0.59	$0.56	$0.15	$1.74	$1.97	$2.05

Items that affect comparability:
SEC Settlement (a)	—	—	21,012	—	—	21,012
CPA ®: 16 — Global performance adjustment, net (b)	—	—	—	—	—	(21,600)
Out-of-period adjustment (c)	—	—	—	—	—	(3,500)

	—	—	21,012	—	—	(4,088)

Net income — adjusted for comparability	$22,986	$21,900	$27,025	$69,023	$78,047	$75,164

Net income per share (diluted) — adjusted for comparability	$0.59	$0.56	$0.68	$1.74	$1.97	$1.95

EBITDA
EBITDA	$39,775	$36,317	$27,217	$131,853	$146,213	$179,373

EBITDA per share (diluted)	$0.99	$0.90	$0.68	$3.32	$3.64	$4.50

Items that affect comparability:
SEC Settlement (a)	—	—	29,979	—	—	29,979
CPA ®: 16 — Global performance adjustment, net (b)	—	—	—	—	—	(39,300)

	—	—	29,979	—	—	(9,321)

EBITDA — adjusted for comparability	$39,775	$36,317	$57,196	$131,853	$146,213	$170,052

EBITDA per share (diluted) — adjusted for comparability	$0.99	$0.90	$1.44	$3.32	$3.64	$4.27

AFFO
AFFO	$33,673	$33,827	$2,911	$122,876	$124,450	$133,266

AFFO per share (diluted)	$0.83	$0.84	$0.07	$3.09	$3.09	$3.34

Items that affect comparability:
SEC Settlement (a)	—	—	21,012	—	—	21,012
CPA ®: 16 — Global performance adjustment, net (b)	—	—	—	—	—	(42,300)

	—	—	21,012	—	—	(21,288)

AFFO — adjusted for comparability	$33,673	$33,827	$23,923	$122,876	$124,450	$111,978

AFFO per share (diluted) — adjusted for comparability	$0.83	$0.84	$0.60	$3.09	$3.09	$2.81

Diluted weighted average shares outstanding	40,390,393	40,466,930	39,815,933	39,712,735	40,221,112	39,868,208

Non-GAAP Financial Disclosure
The above table presents each of net income, EBITDA and AFFO adjusted for items that affect comparability. As further described in the following tables, we believe that these adjusted supplemental measures are useful to investors and analysts for comparing our current financial performance with prior periods, although they do not represent net income or cash flow from operating activities that is computed in accordance with GAAP. Accordingly, net income, EBITDA and AFFO adjusted for items that affect comparability should not be considered an alternative for net income or cash flow from operating activities as an indicator of our financial performance. Net income, EBITDA and AFFO adjusted for items that affect comparability may not be comparable to similarly titled measures of other companies. A description of EBITDA and AFFO and reconciliations to the most directly comparable GAAP measures are provided on the respective pages of this earnings release.

(a)	Includes a $30.0 million reserve taken in the fourth quarter of 2007 in connection with an SEC settlement.

(b)	CPA®:16 — Global performance adjustment, net represents the net of tax impact of previously deferred asset management revenue, structuring revenue and interest income less deferred compensation costs recognized during the second quarter of 2007 following the achievement of CPA®:16 — Global’s performance criterion. Adjustments to EBITDA and AFFO eliminate the associated provision for income taxes and provision for deferred income taxes, respectively.

(c)	During the third quarter of 2007, we determined that a longer schedule of depreciation/amortization of assets in certain of our equity method investment holdings should appropriately be applied to reflect the lives of the underlying assets rather than the expected holding period of these investments. We concluded that these adjustments were not material to any prior periods’ consolidated financial statements. We also concluded that the cumulative adjustment was not material to the year ended December 31, 2007. As such, the cumulative effect was recorded in the consolidated statements of income as a one-time cumulative out-of-period adjustment in the third quarter of 2007. The effect of this adjustment for the year ended December 31, 2007 was to increase net income by approximately $3.5 million.

W. P. CAREY & CO. LLC
Reconciliation of Net Income to EBITDA (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended December 31,			Years ended December 31,
	2009	2008	2007	2009	2008	2007
Investment Management
Net income from investment management attributable to W. P. Carey members	$11,616	$9,603	$(12,366)	$29,334	$34,858	$36,808
Adjustments:
Provision for income taxes	6,227	2,246	2,473	21,038	22,432	50,158
Depreciation and amortization	1,049	1,230	5,987	3,807	4,515	4,179

EBITDA — investment management	$18,892	$13,079	$(3,906)	$54,179	$61,805	$91,145

EBITDA per share (diluted)	$0.47	$0.32	$(0.10)	$1.36	$1.54	$2.29

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey members	$11,370	$12,297	$18,379	$39,689	$43,189	$42,444
Adjustments:
Interest expense	3,589	4,279	4,995	15,189	18,858	20,266
Provision for income taxes	628	870	453	1,755	1,089	1,581
Depreciation and amortization	4,227	4,738	5,240	19,817	19,913	20,068
Reconciling items attributable to discontinued operations	1,069	1,054	2,056	1,224	1,359	3,869

EBITDA — real estate ownership	$20,883	$23,238	$31,123	$77,674	$84,408	$88,228

EBITDA per share (diluted)	$0.52	$0.58	$0.78	$1.96	$2.10	$2.21

Total Company
EBITDA	$39,775	$36,317	$27,217	$131,853	$146,213	$179,373

EBITDA per share (diluted)	$0.99	$0.90	$0.68	$3.32	$3.64	$4.50

Diluted weighted average shares outstanding	40,390,393	40,466,930	39,815,933	39,712,735	40,221,112	39,868,208

Non-GAAP Financial Disclosure
EBITDA as disclosed represents earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP, because it removes the impact of our capital structure and asset base from our operating results and because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Accordingly, EBITDA should not be considered as an alternative for net income as an indicator of our financial performance. EBITDA may not be comparable to similarly titled measures of other companies. Therefore, we use EBITDA as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

W. P. CAREY & CO. LLC
Reconciliation of Net Income to Funds From Operations — as adjusted (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended December 31,			Years ended December 31,
	2009	2008	2007	2009	2008	2007
Investment Management
Net income from investment management attributable to W. P. Carey members	$11,616	$9,603	$(12,366)	$29,334	$34,858	$36,808
Amortization, deferred taxes and other non-cash charges	(3,370)	(1,283)	(2,466)	1,796	2,494	30,194
AFFO from equity investments	8,556	3,095	551	24,420	11,767	2,167

AFFO — investment management	$16,802	$11,415	$(14,281)	$55,550	$49,119	$69,169

AFFO per share (diluted)	$0.41	$0.28	$(0.36)	$1.39	$1.22	$1.73

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey members	$11,370	$12,297	$18,379	$39,689	$43,189	$42,444
Gain on sale of direct financing lease	—	—	—	—	(1,103)	—
Gain on sale of real estate, net	(7,358)	—	(14,865)	(7,701)	—	(15,827)
Gain on extinguishment of debt, net (a)	—	—	—	(2,796)	—	—
Depreciation, amortization and other non-cash charges	4,976	7,594	4,929	19,513	23,308	20,272
Straight-line and other rent adjustments	465	172	964	1,273	887	3,080
Impairment charges	5,754	473	1,017	10,424	1,011	3,334
AFFO from equity investments	1,818	2,039	1,662	7,505	8,718	6,312
Noncontrolling interests’ share of AFFO	(154)	(163)	5,106	(581)	(679)	4,482

AFFO — real estate ownership	$16,871	$22,412	$17,192	$67,326	$75,331	$64,097

AFFO per share (diluted)	$0.42	$0.56	$0.43	$1.70	$1.87	$1.61

Total Company
AFFO	$33,673	$33,827	$2,911	$122,876	$124,450	$133,266

AFFO per share (diluted)	$0.83	$0.84	$0.07	$3.09	$3.09	$3.34

Diluted weighted average shares outstanding	40,390,393	40,466,930	39,815,933	39,712,735	40,221,112	39,868,208

Non-GAAP Financial Disclosure
Funds from operations (FFO) is a non-GAAP financial measure that is commonly used by investors and analysts in evaluating real estate companies. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, real estate companies often modify this definition as they seek to provide financial measures that meaningfully reflect their operations. FFO or funds from operations — as adjusted (AFFO) should not be considered as an alternative to net income as an indication of a company’s operating performance or to cash flow from operating activities as a measure of its liquidity and should be used in conjunction with GAAP net income. FFO or AFFO disclosed by other REITs may not be comparable to our AFFO calculation.
NAREIT’s definition of FFO adjusts GAAP net income to exclude depreciation and gains/losses from the sales of properties and adjusts for FFO applicable to unconsolidated partnerships and joint ventures. We calculate AFFO in accordance with this definition and then include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, impairment charges on real estate and unrealized foreign currency exchange gains and losses. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but that have no impact on cash flows, and we therefore use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation. As a result, we believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better understand and measure the performance of our business over time without the potentially distorting impact of these short-term fluctuations.

(a)	In January 2009, Carey Storage repaid, in full, the $35.0 million outstanding balance on its secured credit facility for $28.0 million and recognized a gain of $7.0 million on the repayment of this debt at a discount, inclusive of the profit sharing interest of $4.2 million.

W. P. CAREY & CO. LLC
Adjusted Cash Flow from Operating Activities (Unaudited)
(in thousands, except share and per share amounts)

	Years ended December 31,
	2009	2008	2007
Cash flow from operating activities	$74,544	$63,247	$47,471
Adjustments:
Distributions received from equity investments in real estate in excess of equity income (a)	18,503	10,868	6,769
Contributions paid to noncontrolling interests, net (b)	(568)	(3,025)	—
Changes in working capital (c)	1,401	9,574	(132)
Settlement payment (d)	—	21,012	—
CPA®:16 — Global performance adjustment, net (e)	—	(12,291)	9,425
CPA®:12/14 Merger — payment of taxes (c)	—	—	20,708

Adjusted cash flow from operating activities	$93,880	$89,385	$84,241

Adjusted cash flow per share (diluted)	$2.36	$2.22	$2.11

Distributions declared per share	$1.996	$1.955	$1.878

Payout ratio (distributions per share/adjusted cash flow per share)	85%	88%	89%

Diluted weighted average shares outstanding	39,712,735	40,221,112	39,868,208

Non-GAAP Financial Disclosure
Adjusted cash flow from operating activities refers to our cash provided by operating activities, as determined in accordance with GAAP, adjusted primarily to reflect timing differences between the period an expense is incurred and paid, to add cash distributions that we receive from our investments in unconsolidated real estate joint ventures in excess of our equity investment in the joint ventures, and to subtract cash distributions that we make to our noncontrolling partners in real estate joint ventures that we consolidate. We hold a number of interests in real estate joint ventures, and we believe that adjusting our GAAP cash provided by operating activities to reflect these actual cash receipts and cash payments may give investors a more accurate picture of our actual cash flow than GAAP cash provided by operating activities alone and that it is a useful supplemental measure for investors to consider. We also believe that adjusted cash flow from operating activities is a useful supplemental measure for assessing the cash flow generated from our core operations, and we use this measure when evaluating distributions to shareholders and as one measure of our operating performance when we determine executive compensation. Adjusted cash flow from operating activities should not be considered as an alternative for cash provided by operating activities computed on a GAAP basis as a measure of our liquidity. Adjusted cash flow from operating activities may not be comparable to similarly titled measures of other companies.

(a)	We take a substantial portion of our asset management revenue in shares of the CPA® REIT funds. To the extent we receive distributions in excess of the equity income that we recognize, we include such amounts in our evaluation of cash flow from core operations.

(b)	Represents noncontrolling interests’ share of contributions/distributions made by ventures that we consolidate in our financial statements. This adjustment in the calculation of adjusted cash flow from operating activities was introduced during the fourth quarter of 2008 because we believe that it results in a more accurate presentation of this supplemental measure.

(c)	Timing differences arising from the payment of certain liabilities in a period other than that in which the expense is recognized in determining net income may distort the actual cash flow that our core operations generate. We adjust our GAAP cash flow from operating activities to record such amounts in the period in which the liability was actually incurred. We believe this is a fairer measure of determining our cash flow from core operations.

(d)	In March 2008, we entered into a settlement with the SEC with respect to all matters relating to a previously disclosed investigation. In connection with this settlement, we paid $30.0 million in the first quarter of 2008 and recognized an offsetting $9.0 million tax benefit in the same period.

(e)	Amounts deferred in lieu of CPA®:16 — Global achieving its performance criterion, net of a 45% tax provision. In determining cash flow generated from our core operations, we believe it is more appropriate to normalize cash flow for the impact of CPA®:16 — Global achieving its performance criterion, rather than recognizing the entire deferred amount in the quarter in which the performance criterion was met (second quarter of 2007), as this revenue was actually earned over a three-year period.